Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Stockholder of

Systems & Services Technologies, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Systems & Services Technologies, Inc. (the “Company”) at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

May 9, 2008

Systems & Services Technologies, Inc.

Consolidated Balance Sheets

December 31, 2007 and 2006

	2007	2006
Assets
Current assets
Cash and cash equivalents	$4,146,627	$6,803,876
Accounts receivable	30,438,913	16,059,468
Income taxes receivable	—	872,521
Other current assets	349,554	435,870

Total current assets	34,935,094	24,171,735

Property and equipment, at cost
Land, buildings and improvements	6,762,449	6,758,656
Furniture, equipment and software	34,332,519	33,726,022
Less: Accumulated depreciation and amortization	26,849,563	21,644,125

Net property and equipment	14,245,405	18,840,553
Other assets
Servicing intangible, net	—	169,134
Industrial revenue bonds	—	4,965,627
Deferred income tax assets	641,228	—
Other assets	351,372	387,218

Total other assets	992,600	5,521,979

Total assets	$50,173,099	$48,534,267

Liabilities and stockholder’s equity
Current liabilities
Accounts payable	$2,566,387	$109,886
Due to parent	—	152,949
Accrued expenses and other liabilities	4,726,853	4,139,004
Deferred income tax liabilities	172,129	—
Notes payable	—	100,000
Current portion of capital lease obligations	—	505,606
Current portion of bonds payable	—	52,800

Total current liabilities	7,465,369	5,060,245

Due to parent	—	6,184,748
Bonds payable, less current portion	—	884,100
Capital lease obligations, less current portion	—	3,581,091
Deferred income tax liabilities	—	711,632
Stockholder’s equity
Common stock, $.01 par value; 3,000 shares authorized; 100 shares issued and outstanding	1	1
Additional paid-in capital	121,681,875	106,741,118
Retained deficit	(78,974,146)	(74,628,668)

Total stockholder’s equity	42,707,730	32,112,451

Total liabilities and stockholder’s equity	$50,173,099	$48,534,267

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2007 and 2006

	2007	2006
Revenues
Servicing revenues	$46,423,650	$47,279,073
Interest	603,052	709,794
Expense reimbursement	18,055,315	8,790,026
Other income	5,925,006	4,342,425

Total revenues	71,007,023	61,121,318

Expenses
Salaries and benefits	35,305,350	32,022,198
General and administrative	14,509,043	15,245,584
Amortization of servicing intangible	—	1,926,964
Depreciation and amortization	5,095,092	6,444,815
Occupancy	815,928	584,656
Occupancy pass-through expenses	1,233,041	1,434,619
Sub servicing fees	19,124,877	8,134,251
Professional and consulting fees	883,980	1,531,040
Interest	259,837	262,723
Insurance	8,906	8,416
Goodwill impairment	—	69,897,950
Other	149,758	50,073

Total expenses	77,385,812	137,543,289

Loss before income taxes	(6,378,789)	(76,421,971)
Income tax benefit	(2,033,311)	(2,166,786)

Net loss	$(4,345,478)	$(74,255,185)

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Stockholder’s Equity

For the Years Ended December 31, 2007 and 2006

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance, December 31, 2005	$1	$93,920,325	$(373,483)	$93,546,843

Net loss	—	—	(74,255,185)	(74,255,185)
Contingent purchase price adjustment (Note 2)	—	11,353,243	—	11,353,243
Capital contribution by parent company	—	1,467,550	—	1,467,550

Balance, December 31, 2006	1	106,741,118	(74,628,668)	32,112,451

Net loss	—	—	(4,345,478)	(4,345,478)
Capital contribution by parent company, net (Note 12)	—	14,940,757	—	14,940,757

Balance, December 31, 2007	$1	$121,681,875	$(78,974,146)	$42,707,730

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities
Net loss	$(4,345,478)	$(74,255,185)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	5,264,226	9,154,924
Impairment of goodwill (Note 4)	—	69,897,950
Loss on sale of fixed assets	94,723	350
Gain on third party forgiveness of note payable	(100,000)	—
Deferred income tax benefit	(1,180,732)	(2,661,824)
Parent remittance on behalf of SST	4,781,192	1,467,550
Changes in assets and liabilities
Accounts receivable	(14,379,445)	(142,249)
Income taxes payable	(852,580)	(1,634,039)
Other assets	122,163	80,287
Accounts payable, accrued expenses and other liabilities	3,044,349	(262,050)

Net cash provided by (used in) operating activities	(7,551,582)	1,645,714

Cash flows from investing activities
Purchases of property and equipment, net	(594,666)	(782,800)
Early redemption of Industrial Revenue Bonds	4,465,190
Industrial Revenue Bonds maturities	500,436	497,836

Net cash provided by (used in) investing activities	4,370,960	(284,964)

Cash flows from financing activities
Loan from Parent (Note 5)	5,546,970	—
Principal payments on bonds payable	(52,800)	(497,836)
Early redemption of capital lease obligation and bonds payable	(4,465,191)
Principal payments under capital lease obligations	(505,606)	(402,335)

Net cash provided by (used in) financing activities	523,373	(900,171)

Net increase (decrease) in cash and cash equivalents	(2,657,249)	460,579
Cash and cash equivalents, beginning of year	6,803,876	6,343,297

Cash and cash equivalents, end of year	$4,146,627	$6,803,876

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$299,964	$262,723

Cash paid (received) during the year for income taxes allocated by the Bank (Note 1)	$453,462	$(2,116,226)

Supplemental schedule of noncash activities
Contingent purchase price adjustment (See Note 2)	$—	$11,353,243

General and administrative expenses paid by the parent	$4,781,192	$1,467,550

Parent forgiveness of intercompany debt, net	$4,690,053	$—

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

1. Summary of Significant Accounting Policies

Background Basis of Presentation

Systems & Services Technologies, Inc. and subsidiaries (the “Company”) commenced operations on April 19, 1996. The Company was acquired by JP Morgan Chase Bank (the “Bank”) on January 10, 2002 (see Note 2), operates as a wholly-owned subsidiary of the Bank, and is engaged in the business of servicing retail automobile installment contracts and credit cards issued by various lenders.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in the preparation of the consolidated financial statements include the calculation of future cash flows used in evaluation of the fair value of intangible assets, internally developed software, and goodwill. Actual results could differ from those estimates.

Revenue Recognition

The Company enters into servicing contracts whereby the Company is obligated to provide certain custodial and transaction-based services on behalf of its clients. Revenue is recognized at the close of each month, as a result of cumulative services rendered. The Company’s revenue is comprised primarily of servicing fees, custodial fees, boarding fees, telemarketing fees, and late charge fees. The Company has four customers that provided 74% and 65% of revenues recognized for the years ended December 31, 2007 and 2006, respectively.

Other Income

Other income consists of fee assessments related to wire transfer and payment applications associated with servicing installment loan contracts. Fee income is recognized upon collection from assessments to third parties.

Reimbursable Expenses

As part of its servicing contracts, the Company must incur certain expenses on behalf of its clients. The expenses are subsequently reimbursed by the client and are classified as revenue on the income statement.

Cash and Cash Equivalents

Short-term liquid investments with an initial maturity of three months or less are considered cash equivalents. At December 31, 2007 and 2006, cash equivalents of $3,613,822 and $2,695,546, respectively, were represented by investments in an open-ended money market fund.

Cash Held for Customers

The Company’s servicing of retail installment contracts involves the processing of cash collected on behalf of its clients. Cash collections are processed through the retail installment lockbox operations of unrelated

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007 and 2006

financial institutions and deposited into accounts titled and maintained on behalf of the Company’s clients with those institutions. Cash collections are regularly wired to client designated accounts at other financial institutions in accordance with contract specifications. These funds are not reflected as assets nor liabilities in the accompanying balance sheets of the Company. At December 31, 2007 and 2006, cash on deposit for the benefit of clients totaled $20,272,576 and $19,462,705, respectively.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Improvements are capitalized. Depreciation and amortization are recorded using the straight-line method over the estimated useful life of the related assets (or the lease term, if shorter), generally 5 years for furniture, fixtures and equipment, 3 years for internal-use software, and 15-30 years for buildings.

Goodwill

The Company previously recorded goodwill in connection with the stock acquisition of the Company (Note 2). In accordance with the provisions of FASB Statement No. 142, Accounting for Goodwill and Intangible Assets, the Company does not amortize goodwill. Goodwill is evaluated annually for impairment. An impairment charge was recorded during the year ended December 31, 2006 of $69,897,950. The Company had no goodwill recorded at December 31, 2007.

Identifiable Intangibles

The Company recorded an identifiable intangible asset related to loan servicing in connection with the acquisition of the Company (Note 2) and has stated the identifiable intangible asset at cost less accumulated amortization on the balance sheet. Amortization of the intangible asset is based on its estimated useful life of five years and is recognized on a straight-line basis. Purchased servicing rights are amortized over the life of the underlying loan portfolio in proportion to the estimated net servicing revenues for the portfolios and amortization is recorded as a reduction to revenues. Consistent with the provisions of FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the asset might be impaired. No impairment was recognized during the years ended December 31, 2007 or 2006. Additionally, the Company purchases loan servicing rights and is amortizing the assets over the net income stream associated with the servicing rights, in accordance with FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. At December 31, 2007, all identifiable intangible assets are fully amortized.

Income Taxes

The Company joins with the Bank and other members of the Bank affiliated group in filing a consolidated income tax return. The consolidated federal income tax is allocated to the Company as if the Company filed a separate consolidated federal income tax return, assuming the utilization of tax-planning strategies consistent with those utilized by the Bank, and the allocations are periodically settled with the Bank. The Company accounts for income taxes using the liability method whereby deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007 and 2006

Pass-Through Expenses

As a subsidiary of the Bank, the Company receives certain administrative support from its parent. The Consolidated Financial Statements include net occupancy allocations from the Bank for the years ended December 31, 2007 and 2006 of $1,233,041 and $1,467,550, respectively. These allocations are the result of the Bank assuming responsibility for the Company’s real estate management function on January 1, 2006. In 2007, the Company also received an allocation from the Bank of $3,470,694 for the salaries of Bank sales personnel, which were funded by the Bank. The expense and cost allocations have been determined on a basis that the Bank considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the period presented. As none of these allocated expenses will be cash settled, the value of the allocations has been added to Additional Paid-in Capital as a non-cash capital contribution by the Bank (Note 12).

2. Contingent Payments

The prior owners of the Company have a stock purchase agreement which contains provisions for contingent payments to be paid by the Bank as of each December 31, 2002, 2003, 2004 and 2005, based on cumulative revenues as defined in the purchase agreements. For the year ended December 31, 2005, a payment of $11,353,243 was made in 2006.

3. Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2007 and 2006:

	2007	2006
Land	$70,000	$70,000
Buildings	6,692,449	6,688,655
Furniture, fixtures, and equipment	17,932,993	17,326,496
Leasehold improvements	6,285,409	6,285,410
Internal use software	10,114,117	10,114,117

	41,094,968	40,484,678
Less accumulated depreciation and amortization	26,849,563	21,644,125

Total	$14,245,405	$18,840,553

Depreciation and amortization expense was $5,095,092 and $6,444,815 in 2007 and 2006, respectively. Included in these amounts is amortization expense on internally developed software of $2,188,089 and $2,885,284, respectively.

4. Intangible Assets

Intangible assets consisted of the following at December 31, 2007 and 2006:

	2007	2006
Servicing intangible	$14,180,000	$14,180,000
Purchased servicing rights	8,250,000	8,250,000

	22,430,000	22,430,000
Less: Accumulated amortization	22,430,000	22,260,866

Total	$—	$169,134

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007 and 2006

Amortization expense was $169,134 and $2,710,109 in 2007 and 2006, respectively. Intangible assets became fully amortized during 2007.

During December 2006, the Company performed a valuation of goodwill using the discounted cash flow method and determined that the entire $69,897,950 of goodwill should be impaired.

5. Related Party Transactions

During 2006 and 2007, the Company acquired certain assets through purchases made by the Bank on behalf of the Company. On a monthly basis, the Company remits payment to the Bank equal to the depreciation on these assets. As of December 31, 2006, the net balances held in Fixed Assets and Due to Parent totaled $6,337,697. During 2007, payments were suspended and the remaining balance of $6,415,555 was classified as a non-cash capital contribution to the Company by the Bank as a result of the debt forgiveness by the Bank in conjunction with the sale of the Company to NCO Group, Inc. (Note 12).

Additionally, the Company received a $5,546,970 loan for operations from the Bank during the fiscal year ended December 31, 2007. Similarly, as the loan will not be cash settled as a result of the debt forgiveness by the Bank in conjunction with the sale of the Company to NCO Group, Inc., the amount has been recorded as a non-cash capital contribution by the Bank (Note 12).

6. Notes Payable

Notes payable as of December 31, 2007 and 2006 consisted of the following:

	2007	2006
Note payable to local government entities	$—	$100,000

In August 2001, the Company entered into a Promissory Note (the “Note”) and Security Agreement with Buchanan County, Missouri for $100,000 for a period of five years. Under the Security Agreement, Buchanan County has a security interest in certain equipment owned by the Company. The full amount of the Note will be forgiven, along with the 10% per annum interest, as long as (i) the Company continuously occupies and operates its business in St. Joseph, Missouri (the “facility”), (ii) the Company constructs and operates additional office capacity at its facility, and (iii) prior to the fifth anniversary of the Note, the Company adds and maintains at least 240 full-time positions at its facility in addition to the 340 jobs existing at May 9, 2001. As of August 1, 2006, the Company employed 585 employees at its facility in St. Joseph. Notification of the termination of the security agreement was received on May 31, 2007, with the forgiveness of the note recorded as other income in the consolidated statement of operations.

7. Lease Commitments

The Company leases office, computing and telecommunication equipment under both operating and capital lease agreements expiring through 2007. Assets under capital leases that are included in property and equity as of December 31, 2006 are as follows:

2006
Communication equipment	$1,350,246
Software	768,592

2,118,838
Accumulated amortization	1,818,381

$300,457

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007 and 2006

There were no assets under capital lease as of December 31, 2007.

The Company entered into a lease agreement on December 1, 2003, for its new facility in Joplin, Missouri. The lease runs through January 2012, with various options to renew the lease through 2042. The Company also has the option to cancel the lease at any time during its life. For accounting purposes, this agreement is being treated as an operating lease. The future minimum lease payments under lease agreements during each of the five years ending December 31 and in the aggregate are as follows:

Operating Leases
2008	$353,106
2009	316,097
2010	313,500
2911	313,500
2012	84,000
2013 and thereafter

Total minimum lease payments	$1,380,203

Rent expense for operating leases for the years ended December 31, 2007 and 2006 aggregated $654,600 and $563,247, respectively.

During 2004, the Company purchased certain furniture and equipment on behalf of the City of Joplin, MO, for use in the facility it is currently leasing. In conjunction with these purchases, the Company acquired industrial revenue bonds (“bonds”) from the City of Joplin, which are collateralized by the furniture and equipment. The maximum issuance value of the bonds is $8,500,000, of which $4,924,000 was acquired as part of this transaction. The furniture and equipment are classified in property and equipment as equipment under a capital lease with the City of Joplin for a period of 10 years. The bonds are recorded with other assets and have a maturity of ten years, with interest, principal amounts and payment dates that correspond to the Company’s equipment capital lease with the City of Joplin. With the acquisition of these bonds, in lieu of the equipment, the Company will receive annual tax abatements equal to the property tax that would have been levied on that equipment. All rental payments required by the capital lease agreement flow from the Company through a trustee, and the Company, in turn, receives payments on the bonds. Payments on these bonds is guaranteed by the Bank. The present value of the net minimum lease payments under this capital lease with the City of Joplin is recorded in capital lease obligations. The bonds require the Company to have 200 full-time employees at December 31, 2004; 350 full-time employees at December 31, 2005; and 500 full-time employees at December 31, 2006 and 2007. At December 31, 2006, the Company had 183 employees at its Joplin facility. No penalty was incurred by the Company as a result of not meting these employment requirements at December 31, 2006.

The City of Joplin bonds and related capital lease obligations were terminated on November 15, 2007 as a precursor to the sale of the Company (Note 12). The bonds were redeemed by the Company at par value. No penalties were assessed by the City of Joplin as a result of the Company not achieving the employment level criteria required by the bond agreement.

8. State of Missouri Industrial Revenue Bonds

In addition to the City of Joplin bonds (see Note 7), the Company issued and acquired $1,036,000 in Chapter 100 bonds from the State of Missouri (“Missouri Build Bonds”). The bonds mature over a period of

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007 and 2006

15 years. The purpose of these bonds is to allow the Company to receive approximately $100,000 in state tax credits yearly, over the life of the bonds. Similar to the City of Joplin bonds, all payments flow from the Company through a trustee, and the Company receives payments on the bonds from the trustee. The current and long-term portions of the bonds are recorded on the balance sheet. The bonds require the Company to increase employment at its Joplin facility by 100 full-time jobs by December 31, 2006. Additionally, the Company is required to increase employment in its Joplin facility by 500 full-time jobs by December 31, 2007.

The Missouri Build Bonds were terminated on November 15, 2007 as a precursor to the sale of the Company (see Note 12). The bonds were redeemed by the Company at par value. Additionally, the Company refunded the State of Missouri for tax credits received in the amount of $98,574, as the Company had not met the employment level increases required in the agreement.

9. Income Taxes

The components of the Company’s provision for income taxes for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Current income tax (benefit) expense	$(852,580)	$495,038
Deferred income tax benefit	(1,180,731)	(2,661,824)

	$(2,033,311)	$(2,166,786)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as follows:

	Year Ended December 31,
	2007	2006
Federal tax at statutory rate	$(2,232,576)	$(26,747,690)
State tax, net	(207,643)	(223,199)
Goodwill impairment	—	24,464,283
Non-deductible expenses	505,025	9,070
Other	(98,117)	330,750

Provision for income taxes	$(2,033,311)	$(2,166,786)

Significant components of the Company’s deferred income taxes are as follows:

	2007	2006
Deferred income tax assets	$2,404,068	$2,871,407
Deferred income tax liabilities	(1,934,970)	(3,583,039)

Net deferred tax assets (liabilities)	$469,098	$(711,632)

The principal types of temporary differences that give rise to deferred income taxes are purchase method of accounting for identifiable assets and the use of different amortization and depreciation methods for financial reporting and tax purposes.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007 and 2006

Historically, the Company has cash settled all income tax receivable/payable balances with the Bank as part of their tax sharing agreement. The sale of the Company by the Bank resulted in the settlement of the December 31, 2007 income tax receivable balance as a non-cash distribution to the Bank in the amount of $1,725,103 (Note 12).

10. Employee Benefit Plan

All employees are eligible to participate in the Bank’s 401(k) plan. During 2007 and 2006, the Company made matching contributions of $396,370 and $367,546 to the Bank’s 401(k) plan on behalf of its employees.

11. Contingencies

As necessary, the Company maintains litigation reserves for certain of its litigations, including any material legal proceedings. Management reviews litigation reserves periodically, and the reserves may be increased or decreased in the future to reflect further litigation developments. As of December 31, 2007, there was no material litigation involving the Company. As of December 31, 2007, management believes that the Company’s legal reserves are adequate.

12. Acquisition of the Company by NCO Group, Inc.

On January 2, 2008, the Company was acquired by NCO Group, Inc. (“NCO”) of Horsham, Pennsylvania. As NCO is an indirect subsidiary of the Bank, the transaction has been accounted for as a combination of entities under common control. In conjunction with the closing of the transaction, the Bank determined that any remaining intercompany balances would not be cash settled. Accordingly, all intercompany receivables and payables with the Bank as of December 31, 2007 have been reflected as a non-cash capital contribution as follows:

Pass-through expenses (Note 1)	$4,703,735
Loan for fixed asset acquisitions (Note 5)	6,415,155
Loan for operations (Note 5)	5,546,970

Total due to Bank	16,665,860
Less: Due from Bank—Income tax receivable (Note 10)	(1,725,103)

$14,940,757